EXHIBIT 99.1

PRESS RELEASE

CEGEDIM S.A. To Acquire Dendrite International, Inc.

COMBINED ORGANIZATION IS EXPECTED TO HAVE PRO FORMA REVENUES OF OVER $1 BILLION IN OVER 75 COUNTRIES

Significantly Expands Breadth of Product Portfolio and Geographic Reach to Meet the Demands of the Global Life Sciences and Pharmaceutical Industry

Paris, France and Bedminster, New Jersey, March 2, 2007 — CEGEDIM S.A. (Euronext: CGM) and Dendrite International, Inc. (NASDAQ: DRTE) today announced a definitive merger agreement under which CEGEDIM will acquire Dendrite for $16.00 per outstanding share in cash.

Per the terms of the agreement, Dendrite is valued on a fully diluted equity basis at approximately $751 million, which represents a premium of approximately 40% over the average closing share price for Dendrite common stock over the twenty day trading period from February 1, 2007 to March 1, 2007, the last trading day prior to the announcement of the transaction.

The combination will create a major player in diversified sales, marketing, clinical and compliance solutions to the global life sciences and pharmaceutical industry. In particular, by combining CEGEDIM’s European strength with Dendrite’s US and Asia Pacific position, the combined group will be able to address the global needs of its customers and provide a unique suite of integrated, value-added products. The combined company is expected to have estimated pro forma annual revenues of $1.1 billion and operate in more than 75 countries throughout Europe, the Americas and Asia Pacific.

Jean-Claude Labrune, Founder, Chairman and Chief Executive Officer of CEGEDIM, said, “We are very excited to join forces with Dendrite’s talented team to create a truly global business with increased international reach, a broader scope of product offerings and the strength to invest in the development of innovative technologies. As a combined organization we can achieve an even higher quality of service and will be better able to serve our clients in our competitive global marketplace.”

Public company with share capital of 8.891.004,61 euros
Registered office: 127 – 137 rue d’Aguesseau – 92100 Boulogne Billancourt – FRANCE
Trade and Commercial Register. Nanterre B 350 422 622

Dendrite’s Board of Directors has unanimously approved the acquisition and recommends that Dendrite’s shareholders vote in favor of the transaction.

Edward J. Kfoury, lead independent director on Dendrite’s Board, said, “Following an extensive and thorough review process, in which we considered a number of alternatives, including interest from various strategic and financial third parties, the Board believes that the offer from CEGEDIM maximizes value for Dendrite’s shareholders.”

John Bailye, Founder, Chairman and Chief Executive Officer of Dendrite said, “I am very proud of the outstanding success our people have made of Dendrite.  Each of us has been part of a great story, played out in more than 50 countries, taking a start-up to a multinational company in just 20 years.”

The merger is contingent upon the approval of Dendrite shareholders, receipt of regulatory approvals and other customary closing conditions. It is expected to close within the next few months.  The merger does not require CEGEDIM shareholder approval and is not subject to a financing condition. CEGEDIM will finance this acquisition by a combination of cash on hand and a fully committed bank facility provided by Banc of America Securities Limited and Société Générale.

Banc of America Securities Limited and Société Générale Corporate & Investment Banking are acting as financial advisors to CEGEDIM. Hodgson Russ LLP and Lowenstein Sandler PC are serving as its legal advisors. JPMorgan is acting as financial advisor and Dewey Ballantine LLP and Day Pitney LLP are serving as legal advisors to Dendrite.

About CEGEDIM:

CEGEDIM develops exclusive databases and high value added software solutions. Its expertise falls into two divisions. The “Healthcare and strategic data” division comprises services specifically designed for pharmaceutical companies, healthcare professionals and health insurance providers. The “Technologies and services” division covers a variety of sectors.

Established as the European leader in its historic core business, CEGEDIM provides the world’s largest pharmaceutical companies with vital support for successful CRM (Customer Relationship Management) and helps measure sales & marketing effectiveness. CEGEDIM’s CRM tools, backed by the Group’s powerful strategic databases, also provide its clients with a clearer picture of their markets and targets, optimizing both strategies and return on investment.

Founded in 1969, and the only European company operating globally in this market, CEGEDIM employs around 5,000 people and generated turnover of €539 million in 2006 in 75 countries. To learn more, please see our website: www.CEGEDIM.com.

Listed on Eurolist by Euronext Paris, compartment B  –  ISIN FR0000053506  –  Reuters CGDM.PA  –  Bloomberg CGM

About Dendrite:

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global pharmaceutical industry.  The Company’s clients are located in more than 50 countries and include the world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Note: Dendrite is a registered trademark of Dendrite International, Inc.

For CEGEDIM
Media inquiries	Investor relations

CEGEDIM	CEGEDIM
Aude Balleydier	Sandrine Debroise
Media Relations	Chief Financial Officer
Tel: + 33 (0)1 49 09 68 81	Tel: + 33 (0)1 49 09 22 00
aude.balleydier@CEGEDIM.fr	investor.relations@CEGEDIM.fr

VP COMMUNICATION
Coralie Voigt
Press Officer
Tel: + 33 (0)1 40 22 04 01
cvoigt@vp-communication.com

For Dendrite
Media inquiries	Investor relations

Dendrite International	Dendrite International
David Coman	Christine Croft
VP Global Marketing	VP Investor Relations
Tel: U.S. (908) 443-2457	Tel: U.S. (908) 443-4265
david.coman@dendrite.com	christine.croft@dendrite.com

This document may contain forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including  the risk that the acquisition will not be consummated; the risk that the acquisition will disrupt our core businesses; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of our customers and suppliers to the transaction and diversion of management time on merger-related issues; risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for certain of our solutions; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure.

Other important factors that should be reviewed and carefully considered are included in the company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. We assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

Additional Information and Where to Find it

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the Securities and Exchange Commission.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov.  These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Participants in the Solicitation

Dendrite and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction. Information regarding these participants will be available in the proxy statement (when available).

Advisors disclaimer

Banc of America Securities Limited and SG Americas Securities, LLC acted as advisors only to CEGEDIM, and no other party, in connection with this transaction and will not be responsible to anyone other than CEGEDIM for providing the protections afforded to customers of Banc of America Securities Limited and SG Americas Securities, LLC or for providing advice in relation to this transaction. Banc of America Securities Limited and Société Générale, parent company of SG Americas Securities, LLC, are authorized and regulated in the United Kingdom by the Financial Services Authority.